Exhibit 10.21

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE, dated as of May 30, 2008 (this “Amendment”), between RREEF AMERICA REIT III-Z1, LLC, a Delaware limited liability company, by RREEF Management Company, a Delaware corporation, (“Landlord”), and THE PRINCETON REVIEW, INC., a Delaware corporation (“Tenant”), for certain premises in the building located at 111 Speen Street, Framingham, MA 01701 (“Building”).

RECITALS:

A. Landlord and Tenant entered into that certain Lease dated for reference as of October 4, 2007 (the “Lease”) for approximately 8,689 square feet on the fifth (5th) floor of the Building (the “Current Premises”).

B. Landlord and Tenant desire to amend the Lease to provide for certain expansion space under terms and conditions as hereinafter provided.

C. All terms, covenants and conditions contained in this Amendment shall have the same meaning as in the Lease, and, shall govern should a conflict exist with previous terms and conditions.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Defined Terms. All terms defined in the Lease retain their meaning herein, unless specified herein to the contrary.

2. Additional Space. Tenant wishes to lease from Landlord, and Landlord wishes to lease to Tenant, in addition to the Current Premises, approximately 3,357 rentable square feet of space on the third (3rd) floor of the Building as depicted on Exhibit A, attached hereto and incorporated herein (the “Additional Space”). Effective on the date on which Landlord tenders possession of the Additional Space to Tenant in the condition required under Section 6(b) below (the “Additional Space Commencement Date”), the Premises subject to the Lease shall consist of the Current Premises as expanded to include the Additional Space, and all references in the Lease to the “Premises” shall refer to such expanded space.

3. Term. The Termination Date is January 31, 2013, subject to such extension rights as exist in Section 40 of the Lease.

4. Rent Schedule. Tenant shall continue to pay Annual Rent as then currently in effect per the Lease for the Current Premises. Effective as of the Additional Space Commencement Date but no earlier than July 1, 2008, Tenant shall also pay Annual Rent for the Additional Space as follows:

Period		Rentable Square Footage	Annual Rent Per Square Foot	Annual Rent	Monthly Installment of Rent
from	through
7/1/2008	1/31/2009	3,357	$25.75	$86,442.75	$7,203.56
2/1/2009	1/31/2010	3,357	$26.75	$89,799.75	$7,483.31
2/1/2010	1/31/2011	3,357	$27.75	$93,156.75	$7,763.06
2/1/2011	1/31/2012	3,357	$28.75	$96,513.75	$8.042.81
2/1/2012	1/31/2013	3,357	$29.75	$99,870.75	$8,322.56

The dates above assume an actual Additional Space Commencement Date of July 1, 2008. If the actual Additional Space Commencement Date is later than July 1, 2008, this Rent Schedule shall be replaced to reflect the actual date, in accordance with Paragraph 6(b), but in no event shall such adjustment act to extend the Termination Date beyond January 31, 2013. All actual dates are to be confirmed per Paragraph 6(b).

5. Tenant’s Proportionate Share. Effective the Additional Space Commencement Date, Tenant’s Proportionate Share shall be 11.16%. If the Additional Space Commencement Date occurs after a date on which Tenant has liability for Tenant’s Proportionate Share of Taxes, Insurance or Expenses, Tenant’s Proportionate Share of such amounts shall be 8.05% for such period prior to the Additional Space Commencement Date.

6. Condition of Premises and Reimbursement of Relocation Costs.

(a) Tenant acknowledges that Landlord shall have no obligation to perform any construction or make any additional improvements or alterations, or to afford any allowance to Tenant for improvements or alterations, in connection with this Amendment, other than as is set forth in this Paragraph 6. Except as is provided in this Paragraph 6, Tenant accepts the Additional Space in its “as is” condition.

(b) Landlord shall tender possession of the Additional Space in “broom clean” condition, free of all occupants with all the work to be performed by Landlord pursuant to Exhibit B to this Lease substantially completed and all systems serving the same in good and operational condition. For purposes of the foregoing, “substantially completed” shall have the meaning provided in Section 2.1 of the Lease. Landlord shall use reasonable efforts to do so by July 1, 2008 (the “Scheduled Commencement Date”). Tenant shall deliver a punch list of items not completed within thirty (30) days after Landlord tenders possession of the Additional Space and Landlord agrees to proceed with due diligence to perform its obligations regarding such items. Tenant shall, at Landlord’s request, execute and deliver a memorandum agreement provided by Landlord in the form of Exhibit C attached hereto, setting forth the actual Additional Space Commencement Date, and, if necessary, a revised rent schedule to take into consideration a change of the date of commencement of the Annual Rent schedule as provided in this Amendment. Should Tenant fail to do so within thirty (30) days after Landlord’s request, the information set forth in such memorandum provided by Landlord shall be conclusively presumed to be agreed and correct.

(c) Tenant agrees that in the event of the inability of Landlord to deliver possession of the Additional Space on the Scheduled Commencement Date for any reason, Landlord shall not be liable for any damage resulting from such inability and Tenant shall continue in occupancy of, and paying rent on account of, the Premises at the rate then currently payable under the Lease; but the term shall not commence with respect to the Additional Space and Tenant shall not be liable for any rent for the Additional Space until the time when Landlord can, after notice to Tenant, deliver possession of the Additional Space to Tenant. No such failure to give possession on the Scheduled Commencement Date shall affect the other obligations of Tenant under this Lease, except that if Landlord is unable to deliver possession of the Additional Space in the condition required hereunder within one hundred twenty (120) days after the Scheduled Commencement Date (other than as a result of strikes, shortages of materials, or similar matters beyond the reasonable control of Landlord and Tenant is notified by Landlord in writing as to such delay), Tenant shall have the option to deliver a termination notice, unless and to the extent that said delay is as a result of: (a) Tenant’s failure to agree to plans and specifications and/or construction cost estimates or bids within the time periods set forth herein; (b) Tenant’s request for materials, finishes or installations other than Landlord’s standard except those, if any, that Landlord shall have expressly agreed to furnish without extension of time agreed by Landlord; (c) Tenant’s change in any plans or specifications after the same are approved; or, (d) performance or completion by a party employed by Tenant (each of the foregoing, a “Tenant Delay”). If any delay is the result of a Tenant Delay, the Additional Space Commencement Date and the payment of rent as set forth in this Amendment shall be accelerated by the number of days of such Tenant Delay, but Landlord shall remain obligated to diligently complete the Landlord Work. Subject to the foregoing, if Landlord fails to substantially complete such work and deliver possession of the Additional Space within thirty (30) days after delivery of the termination notice, this Amendment shall be cancelled and of no force or effect, and the Lease shall continue in full force and effect without reference to this Amendment.

(d) Provided that Tenant does not interfere with Landlord’s Work, Tenant, or any agent, employee or contractor of Tenant, may, upon Landlord’s notice to Tenant, enter, use or occupy the Additional Space prior to the Additional Space Commencement Date for purposes of preparing the same for Tenant’s occupancy, such entry, use or occupancy shall be subject to all the provisions of this Lease other than the payment of any increase in rent pursuant to this Amendment for the period of time prior to the Additional Space Commencement Date. Said early possession shall not advance the Termination Date.

7. Commissions. Each of the parties represents and warrants that it has not dealt with any broker or finder in connection with this Amendment, other than Richards Barry Joyce & Partners, LLC, for Landlord and USI Real Estate, for Tenant (the “Brokers”), Landlord hereby agrees to pay the fees and commissions of the Brokers pursuant to separate agreements.

8. Security Deposit. Effective as of the Additional Space Commencement Date, the amount of the Security Deposit as reflected in the Reference Pages shall be $140,684.24. Further, Section 5.2.8 of the Lease is deleted in its entirety and the following is substituted in its place:

5.2.8 On each anniversary of the Commencement Date during the Term (individually, a “Reduction Date” and collectively the “Reduction Dates”), the Security Deposit (or the applicable Letter or Credit) shall be reduced as follows: on the first anniversary date by $18,645.15, on the second anniversary date by $18,645.15, on the third anniversary date by $25,848.71 and on the fourth anniversary date by $25,848.71, provided that on the applicable

Reduction Date (i) the Lease is in full force and effect and (ii) no monetary Event of Default then exists. If on any of the reduction Dates the Security Deposit (or the applicable Letter of Credit) shall not be reduced because one or more of the conditions set forth in clauses (i) or (ii) above cease to exist on the applicable Reduction Date, the reduction of the Security Deposit (or applicable Letter of Credit) shall be implemented immediately after such condition ceases. If the Security Deposit (or applicable Letter of Credit) is reduced pursuant to the foregoing provisions, (a) Landlord shall return the amount of each such applicable reduction to Tenant on or before the date that is thirty (30) days after the relevant Reduction Date, if the Security Deposit is in cash, or (b) Tenant may replace and/or amend the Letter of Credit accordingly and Landlord shall cooperate with Tenant in connection with any replacement or amendment of the Letter of Credit.

9. Tenant’s Authority. If Tenant signs as a corporation, Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the corporation has full right and authority to enter into this Amendment, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate actions. Tenant agrees to furnish promptly upon request a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of Tenant to enter into this Amendment.

Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are to its knowledge (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant.

10. Incorporation. Except as modified herein, all other terms and conditions of the Lease shall continue in full force and effect. Tenant acknowledges that, as of the date of the Amendment, Tenant (i) to its knowledge, is not in default under the terms of the Lease; (ii) has no defense, set off or counterclaim to the enforcement by Landlord of the terms of the Lease; and (iii) is not aware of any action or inaction by Landlord that would constitute a default by Landlord under the Lease. Landlord acknowledges that, as of the date of the Amendment, Landlord (i) to its knowledge, is not in default under the terms of the Lease; and (ii) is not aware of any action or inaction by Tenant that would constitute an Event of Default by Tenant under the Lease.

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11. Limitation of Landlord Liability. Redress for any claims against Landlord under the Lease or this Amendment shall only be made against Landlord to the extent of Landlord’s interest in the property to which the Premises are a part. The obligations of Landlord under the Lease shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, the general partners thereof or any beneficiaries, stockholders, employees or agents of Landlord, or the investment manager. In no case shall Landlord be liable to Tenant, or Tenant be liable to Landlord, hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first written above.

LANDLORD:		TENANT:

RREEF AMERICA REIT III-Z1, LLC, a Delaware limited liability company		THE PRINCETON REVIEW, INC., a Delaware corporation

By:	RREEF Management Company, a Delaware corporation

By:	/s/ Robert D. Seaman	By:	/s/ Stephen C. Richards

Name:	Robert D. Seaman	Name:	Stephen C. Richards

Title:	V.P. /District Manager	Title:	COO & CFO

Dated:	6.17, 2008	Dated:	June 9, 2008

EXHIBIT A

attached to and made a part of First Amendment to Lease

dated of May 30, 2008 between

RREEF AMERICA REIT III-Z1, LLC, as Landlord and

THE PRINCETON REVIEW, INC., as Tenant

111 Speen Street, Framingham, MA

ADDITIONAL SPACE (hatched area depicted below)

EXHIBIT B

attached to and made a part of First Amendment to Lease

dated of May 30, 2008 between

RREEF AMERICA REIT III-Z1, LLC, as Landlord and

THE PRINCETON REVIEW, INC., as Tenant

111 Speen Street, Framingham, MA

LANDLORD’S WORK

Landlord will deliver the Premises to Tenant using building standard materials and finishes in accordance with agreed-upon plans and specifications (“Landlord’s TI Work); provided that Landlord shall be responsible for $10.00 per rentable square foot of the Premises (the “Allowance”) towards the cost of Landlord’s TI Work and Tenant shall be responsible for any excess costs of Landlord’s TI Work as provided below. Prior to performing Landlord’s TI Work, Landlord shall obtain bids for Landlord’s TI Work from at least three (3) contractors on either a lump sum or guaranteed maximum price basis. Landlord shall review the same with Tenant and the cost to perform Landlord’s TI Work shall be subject to Tenant’s reasonable approval if the same exceeds the Allowance. If the approved cost of Landlord’s TI Work (exclusive of architectural and engineering services and cost to demise the Additional Space but inclusive of the construction management fee) exceeds the Allowance, Tenant shall pay such excess within thirty (30) days of receipt of an invoice for such excess from Landlord accompanied by reasonable evidence of the cost of Landlord’s Work. Landlord shall be responsible, at its sole cost, for payment of the architectural and engineering services and for the cost to demise the Additional Space (i.e. installation of the perimeter walls of such space). Tenant shall be responsible for costs associated with phone/data wiring and furnishing of the Premises.

The construction management fee and other costs identified in Section 6.2 of the Lease shall apply to the foregoing Landlord’s Work and be deducted from the Allowance. The construction management fee shall be five percent (5%) of the costs up to and including $100,000.00 of Landlord’s TI Work and four percent (4%) of the costs in excess of $100,000.00 of Landlord’s TI Work.

EXHIBIT C

attached to and made a part of First Amendment to Lease

dated of May 30, 2008 between

RREEF AMERICA REIT III-Z1, LLC, as Landlord and

THE PRINCETON REVIEW, INC., as Tenant

111 Speen Street, Framingham, MA

COMMENCEMENT DATE MEMORANDUM

THIS MEMORANDUM, made as of             , 2008, by and between RREEF AMERICA REIT III-Z1, LLC, a Delaware limited liability company (“Landlord”) and THE PRINCETON REVIEW, INC., a Delaware corporation (“Tenant”).

Recitals:

A. Landlord and Tenant are parties to that certain First Amendment to Lease, dated for reference May 30, 2008 (the “Amendment”) for expansion of the Premises to include an additional 3,357 square feet (“Additional Space) at the building located at 111 Speen Street, Framingham, MA.

B. Tenant is in possession of the Additional Space and the Term of the Lease as to the Additional Space has commenced.

C. Landlord and Tenant desire to enter into this Memorandum confirming the Additional Space Commencement Date, the Termination Date and other matters under the Lease.

NOW, THEREFORE, Landlord and Tenant agree as follows:

1. The actual Additional Space Commencement Date is                     .

2. If the Additional Space Commencement Date is later than July 1, 2008, the schedule of the Annual Rent and the Monthly Installment of Rent set forth in the Amendment is deleted in its entirety, and the following is substituted therefor:

[insert rent schedule]

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3. Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

LANDLORD:		TENANT:

RREEF AMERICA REIT III-Z1, LLC, a Delaware limited liability company		THE PRINCETON REVIEW, INC., a Delaware corporation

By:	RREEF Management Company, a Delaware corporation

By: SAMPLE – DO NOT EXECUTE		By: SAMPLE – DO NOT EXECUTE

Name:		Name:

Title:		Title:

Dated:	, 2008	Dated:	, 2008

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